Exhibit 10.1

DEFINITIVE SHARE EXCHANGE AGREEMENT
Amendment #2

This Definitive Share Exchange Agreement (“Agreement”), dated as of December 30, 2016, Amended on February 21, 2017 and Amended on September 25, 2017, is between James M. Nixon, individually, (“Nixon”), Nixon Restaurant Group, Inc. (“NRG”), a Florida corporation located at 15400 West 64th Avenue, Unit E1A, Arvada, Colorado 80007 and West Coast Ventures Group Corp. (“WCVC”), located at 333 City Blvd. West, Orange, California 92868. Collectively, Nixon, NRG and WCVC are the “Parties.”

The parties hereby enter into this Agreement, following which,

1.

WCVC will own 27,090,000 common shares of NRG and 500,000 preferred shares, representing all of its issued and outstanding common and preferred shares;

2.

Nixon will own 19,000,000 shares of WCVC common shares, and 500,000 shares of WCVC Series A preferred stock, representing 92.65% of WCVC’s outstanding common shares (the “Share Exchange”) and 100% of WCVC’s outstanding preferred shares, calculated immediately post-issuance;

3.

WCVC will issue 1 share of its common shares for each 5 shares of NRG common shares, for a total of 5,418,000 WCVC common shares in exchange for the total of 27,090,000 issued and outstanding NRG common shares per the schedule attached as Exhibit 2.

4.

WCVC will issue 500,000 shares of Series A preferred stock (see Exhibit 1 for preferred stock designation – super voting rights only), valued at par value of $0.001, in exchange for 500,000 shares of Series A preferred stock of NRG, currently help by Nixon.

5.

This agreement will close for accounting and SEC reporting purposes on June 30, 2017, and will be accounted for as a reverse acquisition by NRG of WCVC whereby NRG is the accounting acquiror no matter the date on which the below enumerated conditions precedent are met which effectuate the legal closing date.

As a result of this Agreement, WCVC will be filing a Form 8-K reflecting this change of control (sometimes called a “Super 8-K”). As a result of this acquisition, WCVC has adopted the fiscal year end of NRG, namely December 31. The first consolidated post-acquisition report will be the Form 10-Q for the fiscal second quarter ended June 30, 2016.

RECITALS

WHEREAS, Nixon currently holds 20,000,000 of the 27,090,000 total issued and outstanding common shares of NRG and is desirous of relinquishing all of his NRG shares so that he would receive 4,000,000 shares of WCVC common stock and that 20,506,535 shares of WCVC common stock would be outstanding; his ownership would represent 92.65% of WCVC’s outstanding shares; and that NRG would be a wholly-owned subsidiary of WCVC.

WHEREAS, WCVC and NRG are desirous of WCVC acquiring 100% of the outstanding shares of NRG, issuing 5,418,000 shares of WCVC common stock in the process, making NRG a wholly-owned subsidiary of WCVC.

WHEREAS, the board of directors and shareholders of WCVC and NRG, respectively, have each agreed to exchange and issue shares, as necessary to cause the forgoing results (the “Share Exchange”), upon the terms, and subject to the conditions, set forth in this Agreement.

WHEREAS, it is intended that, for federal income tax purposes, the Share Exchange shall qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, and be tax-free pursuant to Section 351(a) of the Code.

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

INCORPORATION OF RECITALS BY REFERENCE. The Recitals are hereby incorporated herein by this reference, as if fully restated herein.

DEFINITIONS

Certain Definitions.  The following terms shall, when used in this Agreement, have the following meanings:

“Acquisition” means the acquisition of any businesses, assets or property other than in the ordinary course, whether by way of the purchase of assets or stock, by WCVC acquiring all of the outstanding shares of NRG pursuant to this Share Exchange .

“Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. “Control” for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Documents” mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or there under.

“Commission” means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

“Effective Time” means, the moment in time when the shares of the WCVC are exchanged for the shares of NRG.

“Encumbrance” means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations there under.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Legal Requirement” means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

“Losses” shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal there from, all actual attorneys’, accountants’ investment bankers’ and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Section 9.4, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Material Adverse Effect” means a material adverse effect on (i) the assets, Liabilities, properties or business of the Parties, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of any Party to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on WCVC: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of any Party, of litigation that challenges or otherwise seeks damages with respect to the Share Exchange, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of a Party’s business as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, or (iv) any changes generally affecting the industries in which a Party operates.

“Exchange Shares” means the 27,090,000 issued and outstanding common and 500,000 issued and outstanding Series A preferred shares of NRG (the “NRG Shares”), exchanged by the NRG stockholders to WCVC, for 5,418,000 newly issued common and 500,000 Series A preferred shares of WCVC (the “WCVC Shares”), to be issued to the NRG stockholders per the schedule attached as Exhibit 2.

 “WCVC Business” means the business conducted by WCVC.

“WCVC Common Stock” means the common shares of WCVC.

“WCVC Securities Filings” means WCVC’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, and all other reports filed and to be filed with the Commission prior to the Effective Time.

“Permit” means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

“Permitted Liens” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Regulatory Authority to regulate the affected property; (iii) statutory liens of banks and rights of set off; (iv) as to leased assets, interests of the lessors and sub-lessors thereof and liens affecting the interests of the lessors and sub-lessors thereof; (v) inchoate material men’s, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business; (vi) liens incurred or deposits made in the ordinary course in connection with workers’ compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by WCVC, in the ordinary course and not interfering in any material respect with the ordinary course of the business of WCVC; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reversion, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the ordinary course.

“Person” means any natural person, corporation, partnership, trust, unincorporated organization, association, Limited Liability Company, Regulatory Authority or other entity.

“Proposed Acquisition” means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving WCVC pursuant to which the shareholders of WCVC immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by WCVC of assets representing in excess of fifty percent (50%) of the aggregate fair market value of WCVC Business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by WCVC), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of WCVC.

“Regulatory Authority” means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

“Representative” means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations there under.

“Subsidiary” of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its subsidiaries collectively hold a fifty percent (50%) or greater equity interest; (c) any partnership or similar organization in which the specified Person or subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

“Tax” means any U.S. or non U.S. federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means regulations promulgated by the U.S. Treasury Department under the Code.

THE SHARE EXCHANGE

II.1

Share Exchange.  In accordance with and subject to the provisions of this Agreement and the Nevada Corporations, Partnerships and Associations Law Annotated (the “Code”), at the Effective Time, NRG shall become a wholly-owned subsidiary of WCVC, and WCVC shall be its only shareholder and shall continue in its existence with one owner, WCVC, until a merger, if any. Pursuant to the Share Exchange, the stockholders of the NRG common shares are relinquishing all of their 27,090,000 NRG common and 500,000 Series A preferred shares, constituting all issued and outstanding shares of NRG (the “NRG Shares”), and are acquiring 5,418,000 common and 500,000 Series A preferred shares of WCVC (the “WCVC Shares”), representing 26.42% of the outstanding shares of WCVC; WCVC is issuing 5,418,000 of its common and 500,000 of its Series A preferred shares, and is acquiring the 27,090,000 NRG common and 500,000 Series A preferred shares; and NRG is becoming the wholly-owned subsidiary of WCVC.

II.2

Stock Transfer Books.  Effective immediately, the stock transfer books of WCVC shall be closed, and there shall be no further issuance or registration of transfers of shares hereafter on the records of WCVC.

II.3

Restriction on Transfer.  The Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Share Exchange Shares or any available exemption from registration under the Act, the Share Exchange Shares must be held indefinitely. The Parties are aware that the Share Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Surviving Company.

II.4

Restrictive Legend.  All certificates representing the Exchange Shares shall contain an appropriate restrictive legend.

II.5

Closing.  The closing of the transactions contemplated by this Agreement and the Collateral Documents (the “Closing”) shall take place via conference call at such location as the parties may agree at 10:00 AM, MDT Time on the agreed date, which, shall be concurrent with the signing hereof (the “Closing Date”).

REPRESENTATIONS AND WARRANTIES OF WCVC

WCVC represents and warrants to NRG that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in Section 7.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

Organization and Qualification.  WCVC is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. WCVC has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. WCVC is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on WCVC or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of WCVC to perform its obligations under this Agreement or any of the Collateral Documents.

Capitalization.

The authorized capital stock and other ownership interests of WCVC, a Nevada corporation, consists of 250,000,000 shares of $0.001 par value Common Stock, of which 15,088,535 were issued and outstanding as of December 29, 2016, and WCVC has 10,000,000 shares of $0.001 Preferred Stock authorized of which 0 were issued and outstanding as of December 29, 2016. All of the outstanding WCVC Common have been duly authorized and are validly issued, fully paid and non-assessable.

Other than what has been described herein or in WCVC’s SEC Documents, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require WCVC to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively “Options”).

All of the issued and outstanding shares of WCVC Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws.

Authority and Validity.  WCVC has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of WCVC Shareholders as contemplated herein and subject to the receipt of any necessary consents, approvals, authorizations or other matters referred to herein).  The execution and delivery by WCVC of, the performance by WCVC of its obligations under, and the consummation by WCVC of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of WCVC (subject to the approval of WCVC Shareholders as contemplated herein). This Agreement has been duly executed and delivered by WCVC and (assuming due execution and delivery by the NRG Shareholders and approval by WCVC Shareholders) is the legal, valid and binding obligation of WCVC, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.  Upon the execution and delivery of the Collateral Documents by each Person that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the NRG

Shareholders, the Collateral Documents will be the legal, valid and binding obligations of WCVC, enforceable against WCVC in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

No Breach or Violation.  Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by WCVC of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of WCVC under, or result in the creation or imposition of any Encumbrance upon WCVC, WCVC Assets, WCVC Business or WCVC Common and Preferred Stock by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of WCVC or any Subsidiary of WCVC, (ii) any material contract, agreement, lease, indenture or other instrument to which WCVC is a party or by or to which WCVC, or the Assets may be bound or subject and a violation of which would result in a Material Adverse Effect on WCVC, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to WCVC or (iv) any Permit of WCVC, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on WCVC or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of WCVC to perform its obligations under this Agreement or any of the Collateral Documents.

Consents and Approvals.  Except for requirements described in Schedule 3.5, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by WCVC in connection with the execution, delivery and performance by WCVC of this Agreement or any Collateral Document or for the consummation by WCVC of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on WCVC or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of WCVC to perform its obligations under this Agreement or any of the Collateral Documents.

Intellectual Property. WCVC warrants that it has good title to or the right to use all material company intellectual property rights and all material inventions, processes, designs, formulae, trade secrets and know how necessary for the operation of WCVC Business without the payment of any royalty or similar payment.

Compliance with Legal Requirements. WCVC has operated its business in compliance with all Legal Requirements applicable to WCVC except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on WCVC or Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to WCVC, WCVC Business or WCVC Assets and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to WCVC’s knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on WCVC or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents, except as noted in the audited Company Financial Statements or documented by WCVC to Nixon.

Taxes.  WCVC has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, and has paid all taxes required to be paid in respect thereof except where such failure would not have a Material Adverse Effect on WCVC, except where, if not filed or paid, the exception(s) have been documented by WCVC to Nixon.

Books and Records.  The books and records of WCVC accurately and fairly represent WCVC Business and its results of operations in all material respects.

Brokers or Finders.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by WCVC and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, neither WCVC, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transaction contemplated by this Agreement.

Disclosure.  No representation or warranty of WCVC in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by WCVC pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

No Undisclosed Liabilities. WCVC is not subject to any material liability (including unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the balance sheet as of October 31, 2016, other than liabilities of the same nature as those set forth in WCVC Financial Statements and reasonably incurred in the ordinary course of its business after October 31, 2016.

Absence of Certain Changes. Since October 31, 2016, WCVC has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures; (c) incurred any indebtedness or borrowed money, issued or sold any debt or equity securities, declared any dividends or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or cancelled any material amount on any indebtedness prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (g) acquired or disposed of any assets or incurred any liabilities or obligations; (h) made any payments to its affiliates or associates or loaned any money to any person or entity; (i) formed or acquired or disposed of any interest in any corporation, partnership, limited liability company, joint venture or other entity; (j) entered into any employment, compensation, consulting or collective bargaining agreement or any other agreement of any kind or nature with any person. Or group, or modified or amended in any respect the terms of any such existing agreement; (k) entered into any other commitment or transaction or experience any other event that relates to or affect in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect WCVC Business, operations, assets, liabilities or financial condition; or (1) amended its Articles of Incorporation or By-laws, except as otherwise contemplated herein.

Contracts.  A true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which WCVC is a party or by which it or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, WCVC in excess of $100,000 (the “Contracts”). The Company has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect there under. To the best knowledge of WCVC, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party there under. WCVC knows of and has no reason to believe that there are any facts or circumstances which would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

Permits and Licenses. WCVC has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. WCVC has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

Assets Necessary to Business. WCVC owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carry on its business as presently conducted.

Labor Agreements and Labor Relations.  WCVC has no collective bargaining or union contracts or agreements. WCVC is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there are no charges of discrimination or unfair labor practice charges” or complaints against WCVC pending or threatened before any governmental or regulatory agency or authority; and, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting WCVC.

Employment Arrangements. WCVC has no employment or consulting agreements or arrangements, written or oral, which are not terminable at the will of WCVC, or any pension, profit-sharing, option, other incentive plan, or any other type of employment benefit plan as defined in ERISA or otherwise, or any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits. No employee of WCVC is in violation of any employment agreement or restrictive covenant.

REPRESENTATIONS AND WARRANTIES OF NRG

NRG represents and warrants to WCVC that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by the Agreement).

Organization and Qualification.  Nixon has all requisite power and authority to own, lease and use NRG’s assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. NRG is duly qualified or licensed to do business in and are each in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on NRG or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of WCVC or NRG to perform his or its obligations under this Agreement or any of the Collateral Documents.

Capitalization.

The authorized capital stock of NRG consists of 490,000,000 shares of $0.0001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock.  27,090,000 shares of NRG common stock are issued and outstanding and 500,000 shares of NRG Series A preferred stock are issued and outstanding. All 27,090,000 Shares of Common Stock and 500,000 Shares of Series A Preferred Stock are duly issued and outstanding, and have been duly authorized, validly issued and outstanding and fully paid and non-assessable, which shares are exchanged hereby, as above provided.

There are no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require NRG or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests.

All of the issued and outstanding shares of the NRG Capital Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

Authority and Validity.  NRG has all requisite power to execute and deliver to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by NRG and the performance by NRG of its obligations under, and the consummation by NRG of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of NRG. This Agreement has been duly executed and delivered (assuming due execution and delivery by NRG) is the legal, valid and binding obligation of NRG, enforceable in accordance with its terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery by NRG of the Collateral Documents to which it is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations, enforceable in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by Nixon of this Agreement and the Collateral Documents to which he is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Nixon under, or result in the creation or imposition of any Encumbrance upon the property of Nixon by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of NRG , (ii) any contract, agreement, lease, indenture or other instrument to which NRG is a party or by or to which NRG or its property may be bound or subject and a violation of which would result in a Material Adverse Effect NRG taken as a whole, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable NRG or (iv) any Permit of NRG or subsidiary, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on NRG or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of NRG to perform its obligations hereunder or there under.

Consents and Approvals.  Except for requirements under applicable United States or state securities laws, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by NRG in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on NRG or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of NRG to perform its obligations under this Agreement or any of the Collateral Documents.

Compliance with Legal Requirements. NRG’s Business has operated in compliance with all material Legal Requirements including, without limitation, the Exchange Act and the Securities Act applicable to NRG, except to the extent the failure to operate in compliance with all material Legal Requirements, would not have a Material Adverse Effect on NRG or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

Litigation.  There are no outstanding judgments or orders against or otherwise affecting or related to NRG, or the business or assets; and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of NRG, threatened that, that has not been disclosed and if adversely determined, would have a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

Ordinary Course.  Since the date of its most recent balance sheet, there has not been any occurrence, event, incident, action, failure to act or transaction involving NRG, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on NRG.

Assets and Liabilities.  As of the date of this Agreement, neither NRG nor any of its Subsidiaries has any Assets or Liability, except for the (i) Liabilities disclosed in the balance sheet disclosed to WCVC through the date hereof and (ii) described in the “Executive Summary:  NRG.” attached hereto as Exhibit B.

Taxes. NRG, and Subsidiaries, have duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on NRG.

Books and Records.  The books and records of NRG and Subsidiaries accurately and fairly represent the NRG Business and its results of operations in all material respects.  All accounts receivable and inventory of the NRG Business are reflected properly on such books and records in all material respects.

Financial and Other Information.

Two years of audited historical consolidated financial statements of NRG and Subsidiaries will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of NRG and its results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

To the knowledge of current management, NRG’s financials do not contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by NRG and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, neither NRG, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transaction contemplated by this Agreement.

Disclosure.  No representation or warranty of NRG in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by NRG pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Filings.  NRG is not subject to filings required by the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended. Once Nixon acquires control of WCVC, NRG and Nixon will make filings required to be made under such statutes and no such filing will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, not misleading.

Conduct of Business.  Prior to the Closing Date, NRG shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of WCVC, except in the regular course of business. Except as otherwise provided herein, NRG shall not amend its Articles of Incorporation or By-Laws, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

COVENANTS OF WCVC

Between the date of this Agreement and the Closing Date:

Additional Information. WCVC shall provide to NRG and its Representatives such financial, operating and other documents, data and information relating to WCVC, WCVC

Business and WCVC Assets and Liabilities, as NRG or its Representatives may reasonably request. In addition, WCVC shall take all action necessary to enable NRG and its Representatives to review, inspect and review WCVC Assets, WCVC Business and Liabilities of WCVC and discuss them with WCVC’s officers, employees, independent accountants, customers, licensees, and counsel.  Not-withstanding any investigation that NRG may conduct of WCVC, WCVC Business, WCVC Assets and the Liabilities of WCVC, NRG may fully rely on WCVC’s warranties, covenants and indemnities set forth in this Agreement.

Consents and Approvals.  As soon as practicable after execution of this Agreement, WCVC shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by WCVC to consummate the transactions contemplated by this Agreement and the Collateral Documents.

Non-circumvention.  It is understood that in connection with the transactions contemplated hereby, NRG has been and will be seeking to find investors/lenders willing to provide loans and/or capital investments to finance business plans.  In connection therewith, WCVC will not, and it will cause its directors, officers, employees, agents and representatives not to attempt, directly or indirectly, (i) to contact any party introduced to it by NRG, or (ii) deal with, or otherwise become involved in any transaction with any party which has been introduced to it by NRG, without the express written permission of the introducing party and without having entered into a commission agreement with the introducing party. Any violation of the covenant shall be deemed an attempt to circumvent NRG, and the party so violating this covenant shall be liable for damages in favor of the circumvented party.

No Solicitations.  From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, WCVC will not nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

Notification of Adverse Change.  The Company shall promptly notify NRG of any material adverse change in the condition (financial or otherwise) of WCVC.

Notification of Certain Matters.  The Company shall promptly notify NRG of any fact, event, circumstance or action known to it that is reasonably likely to cause WCVC to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to NRG pursuant to this Agreement or the existence or occurrence of which would cause any of WCVC’s representations or warranties under this Agreement not to be correct and/or complete.  The Company shall give prompt written notice to NRG of any adverse development causing a breach of any of the representations and warranties in ARTICLE III as of the date made.

The Company Disclosure Schedule.  For purposes of determining the satisfaction of any of the conditions to the obligations of NRG in ARTICLE VII, WCVC disclosures shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information provided by written supplements delivered prior to Closing by WCVC that (i) are accepted in writing by NRG, or (ii) reflect actions taken or events occurring after the date hereof prior to Closing.

State Statutes.  The Company and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Share Exchange, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Share Exchange and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Share Exchange, this Agreement and the transactions contemplated hereby.

Conduct of Business.  Prior to the Closing Date, WCVC shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of Nixon, except in the regular course of business.  Except as otherwise provided herein, WCVC shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

Securities Filings. Until closing, WCVC will timely file all reports and other documents relating to the operation of WCVC required to be filed with the Securities and Exchange Commission, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

Election to WCVC’s Board of Directors.  At the Effective Time of the Share Exchange, WCVC shall take all steps necessary so that there will be at least one (1) continuing director.

COVENANTS OF NRG

Between the date of this Agreement and the Closing Date,

Additional Information.  NRG shall provide to WCVC and its Representatives such financial, operating and other documents, data and information relating to NRG, the NRG Business and the NRG Assets and the Liabilities of the NRG and its Subsidiaries, as WCVC or its Representatives may reasonably request.  In addition, NRG shall take all action necessary to enable WCVC and its Representatives to review and inspect the NRG Assets, the

NRG Business and the Liabilities of NRG and discuss them with WCVC’s officers, employees, independent accountants and counsel.  Notwithstanding any investigation that WCVC may conduct of NRG, the NRG Business, the NRG Assets and the Liabilities of the NRG, WCVC may fully rely on the NRG’s warranties, covenants and indemnities set forth in this Agreement.

No Solicitations.  From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, NRG will not nor will it authorize or permit any of NRG’s officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

Notification of Adverse Change.  NRG shall promptly notify WCVC of any material adverse change in the condition (financial or otherwise) of NRG.

Consents and Approvals.  As soon as practicable after execution of this Agreement, NRG shall use his commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by NRG to consummate the transactions contemplated by this Agreement and the Collateral Documents.

Notification of Certain Matters.  NRG shall promptly notify WCVC of any fact, event, circumstance or action known to it that is reasonably likely to cause NRG to be unable to perform any of its covenants contained herein or any condition precedent if not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to WCVC pursuant to this Agreement or the existence or occurrence of which would cause NRG’s representations or warranties under this Agreement not to be correct and/or complete. NRG shall give prompt written notice to WCVC of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV.

The NRG Executive Summary.  NRG shall, from time to time prior to Closing, supplement the NRG Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of WCVC in the NRG Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of delivery to WCVC and (b) information added to the NRG Disclosure Statement by written supplements delivered prior to Closing by NRG that (i) are accepted in writing by WCVC or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing.

Audited Financial Statements. Prior to Closing, NRG shall provide WCVC with audited historical consolidated financial statements of NRG and Subsidiaries, for its last two calendar years, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and presenting fairly the financial condition of NRG and its results of operations as of the dates and for the periods indicated, subject only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

All obligations of the Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

Accuracy of Representations. All representations and warranties of WCVC contained in this Agreement, the Collateral Documents and any certificate delivered by any of WCVC at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement.  The Company shall have delivered to NRG a certificate dated the Closing Date to the foregoing effect.

Covenants.  WCVC shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing.  WCVC shall have delivered to NRG a certificate dated the Closing Date to the foregoing effect.

Consents and Approvals.  All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

Delivery of Documents.  WCVC shall have delivered, or caused to be delivered, to NRG the following documents:

Copies of WCVC articles of incorporation and bylaws and certified resolutions of the board of directors of WCVC authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

Such other documents and instruments as NRG may reasonably request: (A) to evidence the accuracy of WCVC’s representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered hereunder; (B) to evidence the performance by WCVC of, or the compliance by WCVC with, any covenant, obligation, condition and agreement to be performed or complied with by WCVC under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

Letters of resignation from WCVC’s current officers and directors to be effective upon the Closing.

Board resolutions from WCVC’s current directors appointing James M. Nixon as the sole member of WCVC’s board of directors.

No Material Adverse Change.  Since the date hereof, there shall have been no material adverse change in WCVC Assets, WCVC Business or the financial condition or operations of WCVC, taken as a whole.

Delinquent SEC Filings.  WCVC will file its delinquent SEC filings including its Form 10-K for the year ended April 30, 2016; Form 10-Q for the periods ended July 31, 2016 and October 31, 2016.

VII.7

Mayya Khalay 60,000 Common Shares.  Mayya Khalay agrees to cancel her 60,000 restricted shares. This Condition precedent is hereby waived by Nixon on behalf of himself and as sole officer of NRG on its behalf.

VII.8

Preferred Share Issuance.  WCVC will file a Certificate of Designation for Series A Preferred stock, (as attached), with its State of Incorporation. WCVC will issue a certificate representing 500,000 shares of said Series A Preferred Stock to James. M. Nixon in exchange for the 500,000 shares of Series A preferred stock of NRG. (Attached as Exhibit 1)

VII.9

Fiscal Year End Change.  WCVC will change its fiscal year end to December 31, which is considered effective upon the signing of this agreement. (Attached as Exhibit 3)

CONDITIONS PRECEDENT TO OBLIGATIONS OF NRG

All obligations of NRG under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that WCVC may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

Accuracy of Representations.  All representations and warranties of NRG contained in this Agreement and the Collateral Documents and any other document, instrument or certificate delivered by NRG at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated

to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement.  NRG shall have delivered to WCVC a certificate dated the Closing Date to the foregoing effect.

Covenants.  NRG shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or com-plied with by NRG at or prior to Closing. NRG shall have delivered to WCVC a certificate dated the Closing Date to the foregoing effect.

Consents and Approvals.  All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

Delivery of Documents.  NRG shall have executed and delivered, or caused to be executed and delivered, to WCVC the following documents:

Documents and instruments as WCVC may reasonably request: (A) to evidence the accuracy of the representations and warranties of NRG under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered hereunder; (B) to evidence the performance by NRG of, or the compliance by NRG with, any covenant, obligation, condition and agreement to be performed or complied with by NRG under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

No Material Adverse Change.  There shall have been no material adverse change in the business, financial condition or operations of NRG and its Subsidiaries taken as a whole.

No Litigation.  No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on NRG.

Audited and Reviewed Financial Statements and Such Information Required to Allow WCVC to Timely File a “Super 8-K” with the SEC.  NRG will provide the audited consolidated financials for the two year periods ended December 31, 2016 and 2015. It will also provide the reviewed consolidated financials for the six month periods ended June 30, 2017 and 2016, in format and content as required under the Rules of the U.S. SEC.

INDEMNIFICATION

Indemnification by WCVC. WCVC shall indemnify, defend and hold harmless (i) NRG, (ii) any of NRG’s assigns and successors in interest to WCVC Shares, and (iii) each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of WCVC contained in this Agreement.  All claims to be assorted hereunder must be made for the first anniversary of the Closing.

Indemnification by NRG. NRG shall indemnify, defend and hold harmless WCVC from and against any and all Losses which may be incurred or suffered by any such party hereto and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of Nixon contained in this Agreement. All claims to be assorted hereunder must be made for the first anniversary of the Closing.

Notice to Indemnifying Party.  If any party (the “Indemnified Party”) receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the “Indemnifying Party”) is obligated to provide indemnification pursuant to Sections 9.1 or 9.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising here from and the basis of the claim.  Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party’s right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure.  The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.4.

Defense by Indemnifying Party.  In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely.  If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.  The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party.  If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner.  The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

TERMINATION

Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to it being fully executed, or thereafter:

by mutual written agreement of NRG and WCVC hereto duly authorized by action taken by or on behalf of the respective Boards of Directors; or

by either WCVC or NRG upon notification to the non-terminating party by the terminating party:

if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the date specified in Section 10.1(b)(i), then, for so long as the non-terminating party continues to use commercially reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section 10.1(b)(i); or

if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Share Exchange and such order shall have become final.

Effect of Termination.  If this Agreement is validly terminated by either WCVC or Nixon pursuant to Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

MISCELLANEOUS

Parties Obligated and Benefited.  This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement.  Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

Publicity.  The initial press release and Form 8-K shall be a joint press release and thereafter WCVC and NRG each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Share Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities inter dealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service.

Notices.  Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter).  Notices shall be addressed as follows:

If to NRG:

James M. Nixon

Nixon Restaurant Group, Inc.

15400 W. 64th Ave., Unit E1A

Arvada, CO 80007

If to WCVC:

Miroslaw Gorny

West Coast Ventures Group Corp.

333 City Blvd. West

Orange, California 92868

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

Attorneys’ Fees.  In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs of such action or suit from the other Party.

Headings.  The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

Choice of Law.  This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Nevada, without giving effect to any choice of law provision or rule (whether of Colorado or any other jurisdiction).

Rights Cumulative.  All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

Further Actions.  The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

Time of the Essence.  Time is of the essence under this Agreement.  If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Entire Agreement.  This Agreement (including the Exhibits, disclosures made as to WCVC, the NRG Executive Summary and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

Survival of Representations and Covenants.  Notwithstanding any right of NRG to fully investigate the affairs of WCVC and notwithstanding any knowledge of facts determined or determinable by NRG pursuant to such investigation or right of investigation, NRG shall have the right to rely fully upon the representations, warranties, covenants and agreements of WCVC contained in this Agreement.  Each representation, warranty, covenant and agreement of WCVC contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, MRG has delivered to WCVC Shareholders a written notice of a claim with respect to such representation, warranty, covenant or agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment #2 of Agreement as of the day and year first above written.

Dated:

September 25, 2017

West Coast Ventures Group Corp.

___________________________________

By:       /s/ Miroslaw Gorny

Name:  Miroslaw Gorny

Title:  Director

Nixon Restaurant Group, Inc.

___________________________________

By:      /s/ James M Nixon

Name: James M. Nixon

Title:  Chief Executive Officer

___________________________________

/s/ James M Nixon

James M. Nixon, individually

Exhibit 1.

Unanimous Written Consent of the Directors of

West Coast Ventures Group Corp.

The undersigned, being all the directors of West Coast Ventures Group Corp., a Nevada Corporation (the "Corporation"), do hereby consent, pursuant to the authority granted by the laws of the State of Nevada; to the adoption of the following resolutions:

RESOLVED, that West Coast Ventures Group Corp., shall file the Certificate of Designation (the attached hereto as Exhibit A with the Nevada Secretary of State on this date designating a class of preferred stock to be known as the "Series A" with the rights designations and preferences set forth in the Designation;

RESOLVED, that the rights, designations and preferences set forth in the Designation are hereby approved;

RESOLVED, that a duplicate original of the Designation certified by the Nevada Secretary of State, shall be inserted in the Minute Book of the Corporation as part of its permanent records;

RESOLVED, that the Corporation hereby issues an aggregate of 500,000 Series A Preferred Shares as follows:

Name	Number of Shares
James Nixon	500,000

RESOLVED, that upon issuance of the Series A Preferred Shares, each share shall be validly issued fully paid and non-assessable;

RESOLVED, that in addition to, and without limiting the generality of the foregoing, the appropriate officers of the Corporation be, and each of them hereby is, authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be executed and delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as such officer may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all actions heretofore taken by the officers, directors, incorporator and agents of the Corporation in connection with the subject of the foregoing resolutions be, and each of them hereby is approved, ratified and confirmed in all respects as the act and deed of the Corporation; and

The undersigned, constituting all the Members of the Board of Directors of the Corporation has duly executed this Consent on the 30th day of December 2016.

By:  /s/ Miroslaw Gorny

       Miroslaw Gorny, Director

Exhibit 2

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF WEST COAST VENTURES GROUP CORP.

CERTIFICATE OF DESIGNATION

SERIES A PREFERRED STOCK

West Coast Ventures Group Corp., a Nevada corporation (the "Company"), hereby certifies that the following designation of preferred stock (the "Designation") was adopted by the Board of Directors of the Company and that shareholder approval of the Designation is not required :

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), there is hereby created, out of the 10,000,000 shares of preferred stock, par value $.001 per share, of the Company authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of preferred stock consisting of 500,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions, (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualification, limitations and restrictions, set forth in the Articles of incorporation which are applicable to the Preferred Stock):

Section 1. Designation of Amount.

The series of Preferred Stock created hereby shall by designated the ("Series A Preferred Stock") and the authorized number of shares constituting such series shall be 500,000.

Section 2. Dividends.

The holders of the then outstanding shares of Series A Preferred Stock will not be entitled to receive any dividends that may be granted by the Company.

Section 3. Liquidation Preference.

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock then outstanding shall not be entitled to receive any distribution out of the assets of the Company as a result of their ownership of the Series A Preferred Stock.

Section 4. Voting Rights.

(a) The holders of the Series A Preferred Stock shall have the following voting rights:

(i) To vote together with the holders of the Common Stock as a single class on all matter submitted for a vote of holders of Common Stock;

(ii) Each one (1) share of Series A Preferred Stock shall have voting rights equal to 100,000 shares of the Company’s Common Stock, providing for the holder of the Series A Preferred Stock to have aggregate voting rights equal to 500,000,000 shares of the Company's Common Stock;

(iii) The holder of the Series A Preferred Stock shall be entitled to received notice of any stockholders' meeting in accordance with the Articles of Incorporation and By-laws of the Company.

For purposes of the voting rights set forth in this Section 4, each one (1) share of Series A Preferred Stock shall entitle the holder thereof to cast 100,000 votes for each whole vote that such holder would be entitled to cast had such share been a share of Common Stock immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

(b)

So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of 100% of the outstanding shares of the Series A Preferred Stock, (i) amend, alter, waive or repeal, whether by merger consolidation, combination, reclassification or otherwise, the Articles of incorporation, including this Certificate of Designation, or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof), (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock. The vote of the holders of at least one-hundred percent of the outstanding Series A Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provisions of this Resolution, in addition to any other vote of stockholders required by law.

Section 5. Conversion Rights.

The Series A Preferred Stock will not be convertible into shares of Common Stock, or any other shares of the Company.

Section 6. Holder, Non-Transferable, Redemption.

500,000 shares of the Series A Preferred Stock is hereby granted to James Nixon (the "Holder"). The Company shall redeem the Series A Preferred Stock, in whole, but not in part, at the option of the Holder, for the aggregate price of for $5,000 for the 500,000 Series A Shares.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by its Sole Director on December 30, 2016.

By: /s/ Miroslaw Gorny

Miroslaw Gorny

Title: President, Secretary and Director

Exhibit 3.

NRG stockholders exchange for WCVC shares

Name	Date	NRG shares	WCVC shares
James Nixon	01/01/13	5,000,000	1,000,000	Purchase of J&F - ESS Evergreen
	07/01/13	5,000,000	1,000,000	Purchase of J&F - IB Evergreen
	04/01/14	5,000,000	1,000,000	Purchase of IB Arvada
	04/01/15	5,000,000	1,000,000	Purchase of IB Writer Square
John Magee	04/23/15	30,000	6,000	Promissory note conversion
	08/19/15	50,000	10,000	PPM
	08/31/15	100,000	20,000	Promissory note conversion
Robert Grenfell	04/23/15	100,000	20,000	Promissory note conversion
	08/25/15	100,000	20,000	PPM
	01/23/16	180,000	36,000	PPM
	02/20/16	180,000	36,000	PPM
	10/15/16	50,000	10,000	PPM
Thomas Green	04/27/15	100,000	20,000	Promissory note conversion
Lance Hill	06/15/15	100,000	20,000	Promissory note conversion
Stephanie Hill	09/01/15	25,000	5,000	PPM
Brodie Hill	09/01/15	25,000	5,000	PPM
Mark Sabotta	06/22/15	300,000	60,000	Promissory note conversion
David Feldbaum, MD	06/24/15	500,000	100,000	Promissory note conversion
	12/23/15	350,000	70,000	PPM
	10/20/16	200,000	40,000	PPM
David Acheson	07/01/15	200,000	40,000	Promissory note conversion
	09/04/15	75,000	15,000	PPM
Susanna Asatrian	08/31/15	200,000	40,000	Promissory note conversion
	04/21/16	50,000	10,000	PPM
	10/24/16	20,000	4,000	PPM
Susan Schwab	08/31/15	200,000	40,000	Promissory note conversion
	09/02/15	50,000	10,000	Assignment from WT Consulting
Gregory Asatrian	08/31/15	100,000	20,000	Assignment from WT Consulting
Leonard Armenata	08/31/15	200,000	40,000	Assignment from WT Consulting
Josh Mattey	08/31/15	100,000	20,000	PPM
Lee Anderson	09/09/15	10,000	2,000	PPM
Michael Early	09/09/15	10,000	2,000	PPM
IKBAL/Angel Perez	09/11/15	40,000	8,000	PPM
Jack Simon	09/16/15	50,000	10,000	PPM
Thomas Barr	09/22/15	30,000	6,000	PPM
Marcus Kingcade	09/23/15	10,000	2,000	PPM
Michael Weil	10/01/15	25,000	5,000	PPM
Jason Andersen	10/10/15	50,000	10,000	PPM
	04/30/16	50,000	10,000	PPM
	10/15/16	10,000	2,000	PPM
	10/30/16	10,000	2,000	PPM
Yvonne Andersen	10/14/15	25,000	5,000	PPM

	04/30/16	25,000	5,000	PPM
	10/25/16	20,000	4,000	PPM
Reilly Chun	10/16/15	100,000	20,000	PPM
Peter Kertes	10/26/15	150,000	30,000	PPM
RSG RE Holdings	11/01/15	100,000	20,000	PPM
Damian Hunter	11/05/15	100,000	20,000	PPM
Brian Acheson	02/26/16	20,000	4,000	PPM
Clinton Converse	01/23/16	168,000	33,600	PPM
	03/05/16	392,000	78,400	PPM
Filipe Duran / Nestor LLC	04/11/16	200,000	40,000	PPM
Shannon Smith	04/23/16	275,000	55,000	Promissory note conversion
Ray Valente	05/21/16	25,000	5,000	PPM
Mark Valente	05/20/16	100,000	20,000	PPM
Mark Brierley	06/24/16	150,000	30,000	PPM
	04/04/17	560,000	50,000	PPM
Gary Brandt	10/24/16	300,000	60,000	PPM
Linnea Holding, LLC	12/30/16	500,000	100,000	Assignment from Bill Hirschy

TOTAL		27,090,000	5,418,000

Exhibit 4.

Unanimous Written Consent of the Directors of

West Coast Ventures Group Corp.

The undersigned, being all the directors of West Coast Ventures Group Corp., a Nevada Corporation (the "Corporation"), do hereby consent, pursuant to the authority granted by the laws of the State of Nevada; to the adoption of the following resolution:

RESOLVED, that the Company hereby changes its fiscal year end to December 31, effective immediately.

The undersigned, constituting all the Members of the Board of Directors of the Corporation has duly executed this Consent on the 30th day of December 2016.

By:  /s/ Miroslaw Gorny

       Miroslaw Gorny, Director